                                                                     Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS

--------------------------------------------------------------------------------
1.  The present name of the corporation is:

                           Aastrom Biosciences, Inc.
--------------------------------------------------------------------------------

2.  The identification number assigned by the Bureau is:

        529-456

3.  All former names of the corporation are:

        Ann Arbor Stromal, Inc.

4.  The date of filing the original Articles of Incorporation was:

        March 24, 1989

--------------------------------------------------------------------------------

     The following Restated Articles of Incorporation supersede the Article of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I
--------------------------------------------------------------------------------
The name of the corporation is:

     Aastrom Biosciences, Inc.

ARTICLE II
--------------------------------------------------------------------------------
The purpose or purposes for which the corporation is formed are:

     To engage in any activity within the purpose for which corporations may be organized under the Michigan Corporation Act.

ARTICLE III
--------------------------------------------------------------------------------
The total authorized shares:

     Common Shares   150,000,000         Preferred shares   5,000,000

     A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

See Rider attached hereto and made a part hereof.

ARTICLE IV
--------------------------------------------------------------------------------
1.   The address of the registered office is:

     Domino's Farms Lobby L, 24 Frank Lloyd Wright Dr. Ann Arbor, Michigan 48105
     ---------------------------------------------------------------------------
      (Street Address)                                  (City)        (ZIP Code)

2.   The mailing address of the registered office, if different than above:

     P.O. Box 376                                      Ann Arbor, Michigan 48106
     ---------------------------------------------------------------------------
      (Street Address or P.O. Box)                      (City)        (ZIP Code)

3.   The name of the resident agent:      Michael Durski

--------------------------------------------------------------------------------


ARTICLE V (OPTIONAL. DELETE IF NOT APPLICABLE)
--------------------------------------------------------------------------------



ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE)
--------------------------------------------------------------------------------

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES IF NEEDED.)

     See Rider attached hereto and made a part hereof.

                              RIDER TO ARTICLE III

                                   ARTICLE III

PART A:  COMMON STOCK

        Section 1.  Voting Rights.

               a. One Vote Per Share. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the holders of shares of Common Stock of the Corporation.

               b. Two-Thirds Consent. Consent of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock shall be required for
(i) any action which results in a consolidation or merger which would be treated as a liquidation, dissolution or winding up of the Corporation under Section 2 of this Part A of this Article III, or which results in the liquidation, sale or assignment of all or substantially all of the assets of the Corporation; (ii) any amendment to these Articles of Incorporation; or (iii) any amendment by the shareholders of the Corporation of the Bylaws of the Corporation (the Board of Directors of the Corporation, as provided in Section 3 of Article VII, shall have the authority to amend the Bylaws of the Corporation without the consent of the shareholders of the Corporation).

               Section 2. Liquidation Rights. Subject to preferences applicable to any outstanding shares of Preferred Stock, all distributions made or funds paid to the holders of Common Stock upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be made on the basis of the number of shares of Common Stock held by each of them. A consolidation or merger of the Corporation with or into another corporation or entity shall be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2 unless such consolidation or merger is not intended to effect a change in the ownership or control of the Corporation or of its assets and is not intended to alter materially the business or assets of the Corporation, including, by way of example and without limiting the generally of the foregoing: (i) a consolidation or merger which merely changes the identity, form or place of organization of the Corporation, or which is between or among the Corporation and any of its direct or indirect subsidiaries, or (ii) following such merger or consolidation, shareholders of the Corporation immediately prior to such event own not less than 51% of the voting power of such corporation immediately after such merger or consolidation on a pro rata basis.

               Section 3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject to preferences applicable to any outstanding shares of Preferred Stock.

PART B:  PREFERRED STOCK

               The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in these Restated Articles of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                              RIDER TO ARTICLE VII

                                   ARTICLE VII

               1. Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

                      (a) any breach of the director's duty of loyalty to the Corporation or its shareholders;

                      (b) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

                      (c) a violation of Section 551(1) of the Michigan Business Corporation Act, as amended (the "MBCA");

                      (d) a transaction from which the director derived an improper personal benefit; or

                      (e) an act or omission occurring before the date these Articles of Incorporation became effective in accordance with the pertinent provisions of the MBCA.

Any repeal, amendment or other modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.

               If the MBCA is amended, after this Article becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the MBCA as so amended.

               2. Control Share Acquisitions. Chapter 7B of the MBCA, known as the "Stacy, Bennett, and Randall shareholder equity act," does not apply to control share acquisitions of shares of the Corporation.

               3. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.